Exhibit 99.1

181 W. Huntington Drive, Suite 202, Monrovia, CA 91016 Telephone (626) 357-9983 • Fax (626) 359-9628 www.avinc.com • NASDAQ: AVAV	PRESS RELEASE

AeroVironment Announces Resignation of Chief Financial Officer

MONROVIA, Calif., March 31, 2010 — AeroVironment, Inc. (AV) (NASDAQ:AVAV) today announced the resignation of Stephen C. Wright from his position as senior vice president and chief financial officer effective March 31, 2010. Wright is leaving AV to pursue other business opportunities.

The company also announced that effective March 31, 2010, Jikun Kim has been appointed interim chief financial officer.  Kim has served the company as vice president and controller since June 2009.

Tim Conver, AV’s chairman and chief executive officer, said, “Steve Wright’s financial stewardship successfully supported AV’s rapid growth and prepared the company to operate in the public equity markets.  On behalf of the board of directors and AV’s team members, I thank Steve for his contributions and wish him well in his future endeavors.”

Wright will remain with the company through the end of its current fiscal year, which concludes on April 30.

Prior to joining AV, Jikun Kim served with the Raytheon Company for more than eight years, most recently as chief financial officer of Raytheon Vision Systems, a $240 million business.  Kim earned an MBA from Columbia Business School, a master’s of science degree in Electrical Engineering from the University of California at Los Angeles and a bachelor’s of science degree in Electrical Engineering from the University of California at Berkeley.

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About AeroVironment, Inc. (AV)

Building on a history of technological innovation, AV designs, develops, produces and supports an advanced portfolio of Unmanned Aircraft Systems (UAS) and efficient electric energy systems.  Agencies of the U.S. Department of Defense and allied military services use the company’s battery-powered, hand-launched UAS to provide situational awareness to tactical operating units through real-time, airborne reconnaissance, surveillance and target acquisition.  AV’s clean transportation solutions include power cycling and test systems and industrial electric vehicle charging systems for commercial and institutional customers, in addition to EV home chargers and EV fast chargers for consumers.  More information about AV is available at www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world.  For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

pr@avinc.com

Mark Boyer

For AeroVironment, Inc.

+1 (310) 229-5956

mark@boyersyn.com

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